                                                                    EXHIBIT 10.4

AGREEMENT made this 22nd day of August, 2000, between METRO-GOLDWYN-MAYER STUDIOS INC., a Delaware corporation, (hereinafter referred to as "MGM") and MICHAEL R. GLEASON (hereinafter referred to as "Executive").

                                 W I T N E S S E T H
                                 -------------------

1. MGM hereby engages Executive's non-exclusive services as a part-time employee for the five (5) year period beginning August 22, 2000 and ending August 21, 2005 (the "Term").

     Executive agrees to devote his best efforts to the business of MGM (or its present or future parents, subsidiaries, affiliates or successor companies) as MGM may request and as may be consistent with the duties of Executive's position. Executive hereby represents and warrants that he is legally able to enter into this agreement and that he has no other agreements or commitments with any third parties which would preclude or prevent him from entering into this agreement and rendering his services hereunder. Executive hereby agrees to be bound by the terms and conditions of Metro-Goldwyn-Mayer Inc.'s Code of Conduct and Conflict of Interest Policy, which terms and conditions are incorporated herein by reference.

2. Executive shall provide executive services for MGM's parent company, Metro-Goldwyn-Mayer Inc., in the areas of capital markets and corporate strategy. Executive's duties shall be as assigned from time to time by the Chairman and Chief Executive Officer ("CEO") of Metro-Goldwyn-Mayer Inc. (presently Alex Yemenidjian). Executive shall report solely to the CEO.

3. Provided Executive shall perform his obligations hereunder, MGM shall pay Executive a salary at the rate of Twenty-Five Thousand Dollars ($25,000.00) per year during the Term, payable bi-weekly in accordance with MGM's standard payment practices.

4. Metro-Goldwyn-Mayer Inc. presently maintains an Amended and Restated 1996 Stock Incentive Plan. In further consideration of the services to be rendered by Executive hereunder, Executive shall be granted an option to purchase 300,000 shares of Metro-Goldwyn-Mayer Inc. Common Stock, $.01 par value per share, at an exercise price equal to the market price of the Common Stock on the date of grant but in no event less than $14.90 per share. As contemplated herein, such option will, among other things, be effective as of the date of grant and will be exercisable in accordance with the terms and restrictions contained in the standard Executive Stock Option Agreement issued by Metro-Goldwyn-Mayer Inc. as of the date of grant with such changes therein as are necessary to implement the provisions of this Paragraph 4. Such options shall vest at the rate of 20% on the first anniversary of the date of grant and thereafter at the rate of 1/60 per month until fully vested.

5. Executive shall be entitled to incur and be reimbursed for reasonable expenses (including first class travel) in connection with the performance by Executive of his duties hereunder. Such reimbursement shall be made on the basis of statements thereof (together with vouchers or documents evidencing such expenses) furnished by Executive to MGM in accordance with MGM's standard practices.

6. Executive agrees that all the results and proceeds of his services hereunder, including any ideas, programs, formats, plans and arrangements, composed, conceived or created by him during the Term of this agreement, solely or in collaboration with others, whether or not same is made at the request or suggestion of MGM, or during or outside regular hours of work, shall at all times be and remain the sole and exclusive property of MGM. Executive further agrees that he will, at the request of MGM, execute and deliver to MGM, in form satisfactory to MGM, documents evidencing MGM's ownership to the foregoing; but notwithstanding that no such documents are executed, MGM, as Executive's employer, shall be deemed the owner thereof immediately upon creation. All memoranda, notes, records, and other documents made or compiled by Executive in connection with his services hereunder, or made available to him during the Term of this agreement, shall remain the sole and exclusive property of MGM, and Executive undertakes, upon termination of this agreement, to return to MGM all such documents, whether originals, copies or reproductions. Executive shall not use for himself, or others, any secret or confidential information, knowledge or data of MGM (or any of its affiliates) obtained by Executive as a result of his employment by MGM. Anything in this agreement to the contrary notwithstanding, the provisions of this paragraph shall survive the termination, for any reason, of this agreement.

7. Executive agrees that MGM may deduct and withhold from the payments to be made to Executive hereunder, the amounts required to be deducted and withheld by MGM under the provisions of any statute, law, regulation or ordinance heretofore or hereafter enacted.

8. Any notices provided for herein may be given by personal delivery, by telecopy or other form of written electronic transmission, by overnight courier or by certified or registered mail postage prepaid, addressed as follows:

     (a)    To MGM  -      Metro-Goldwyn-Mayer Studios Inc.
                           2500 Broadway Street
                           Santa Monica, CA 90404
                           Attn.: William A. Jones
                                  Senior Executive Vice President

     (b)    To Executive - Michael R. Gleason
                           c/o Celsus Financial Corp.
                           201 Main Street, Suite 1955
                           Fort Worth, TX  76102

or to such other address as may hereinafter be designated in writing by the party concerned. The date of delivery to the post office, overnight courier or cable office, all postage or other charges prepaid, shall be deemed the date of delivery hereunder.

9. MGM shall have the right to assign this agreement to any subsidiary, successor or parent company of MGM or to any other person, firm or corporation which acquires MGM and/or Metro-Goldwyn-Mayer Inc. or a substantial part of MGM's or Metro-Goldwyn-Mayer Inc.'s assets or into which MGM and/or Metro-Goldwyn-Mayer Inc. may merge The obligations and duties of Executive hereunder are personal and not assignable.

10. In the event of the termination of Executive's employment with MGM for any reason and for a period of one (1) year thereafter:

     (a) Neither Executive nor any third party for whom Executive is then rendering services shall solicit any employee of MGM at the level of Vice President or above to perform services for Executive and/or such third party; and

     (b) Executive shall not make any public statement concerning MGM or any of its affiliates or subsidiaries or relating to Executive's employment with MGM unless previously approved by MGM, except as may be required by law.

11. Except with respect to any disputes which may arise pursuant to Paragraph 6, any controversy or claim between or among Executive, MGM or any of its affiliates arising out of or relating to this agreement or any breach thereof shall be submitted to final and binding arbitration. Any such arbitration shall be held in Los Angeles, California before an experienced employment arbitrator licensed to practice law in California and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Such arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in English. The arbitration proceedings, all documents related thereto and all testimony, written or oral, and the arbitration award shall be confidential, except with respect to any proceedings commenced to compel arbitration or to enforce the arbitration award or as otherwise required by law. The provisions of California Code of Civil Procedure (S)1283.05 are hereby incorporated by reference. Each party hereto agrees that once an arbitration request has been made by either party that each party will proceed expeditiously to commence and complete the arbitration proceedings, with the intent of completing same within three months.

12. This agreement shall be construed under the laws of the State of California applicable to contracts executed and fully performed therein. The state and federal courts (or arbitrators appointed as described herein) located in Los Angeles, California shall be the sole fora for any action for relief arising out of or pursuant to, or to enforce or interpret, this agreement. Each party to this agreement consents to the personal jurisdiction and arbitration in such fora and courts and each party hereto covenants not to, and waives any right to, seek a transfer of venue from such jurisdiction on any grounds. No waiver of one provision shall constitute a continuing waiver or a waiver of any other provision or default hereof. If any provision of this agreement is held to be unenforceable for any reason, it shall not affect the enforceability of any other provision of this agreement. The parties agree that there is separate consideration for each provision of this agreement and that all of the provisions of this agreement are severable. This agreement constitutes and contains the entire agreement and final understanding concerning Executive's employment with MGM and the other subject matters addressed in this agreement. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this agreement shall not be binding or enforceable against either party. This is a fully integrated agreement and may be amended, modified, renewed or extended only by a writing signed by both parties.

     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures the day and year first hereinabove written.

                                        METRO-GOLDWYN-MAYER STUDIOS INC.



                                        By: /s/ Williams A. Jones
                                            --------------------------------
                                            Senior Executive Vice President


                                        /s/ Michael R. Gleason
                                        ------------------------------------
                                        MICHAEL R. GLEASON


                                       5